EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 (No. 33-129268) pertaining to the Flotek Industries, Inc. 2003 Long Term Incentive Plan and 2005 Long Term Incentive Plan of our report dated March 30, 2006, relating to our audits of the consolidated financial statements of Flotek Industries, Inc. appearing in the Form 10-KSB for the year ended December 31, 2005 and 2004.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
March 30, 2006